151 Farmington Avenue
                                                Hartford, CT  06156

                                                Susan E. Bryant
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
                                                (860) 273-7834
                                                Fax:  (860) 273-0356

April 11, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company Post-Effective Amendment No. 10 to Registration Statement on Form N-4 File Nos. 33-91846* and 811-2513

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 28, 1997) as an exhibit to this Post-Effective Amendment No. 10 to Registration Statement on Form N-4 (File No. 33-91846).

Sincerely,

/s/ Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company


----------------------
*Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statement:
33-75976.